UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11th 2014

Commission File Number: 333-189762

OVATION RESEARCH, INC.
(Exact name of registrant as specified in its charter)

Nevada	90-0925760
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

 c/o 5635 N. Scottsdale Road, Suite 130

Scottsdale, AZ 85250

(Address of principal executive offices)

Tel: (480) 725-9060

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.01 - CHANGE IN CONTROL OF REGISTERANT.

On September 11, 2014, New Compendium Corporation purchased 4,260,000 shares of common stock of Ovation Research, Inc. for $315,240 cash. Furthermore, on that same date, Sadia Barrameda who is also the president, director and shareholder of New Compendium Corporation, purchased 260,000 shares of Ovation Research, Inc. for $19,240 cash. Thus, New Compendium Corporation and its affiliates have acquired 4,520,000 shares, representing 90.4% of the all the shares in the Company.

ITEM 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On September 15, 2014, Valeria Bulkina elected Eric Miller as Director and then resigned as Director and Officer of the Company.

On September 19, 2014, the Director appointed new officers of the Company as follow:

Eric Miller, President. Eric is an experienced businessman and securities professional with significant experience with public companies. Eric began his career in the brokerage industry in 1988 as a stockbroker. Eric founded Fair Market Value where he successfully took several companies public. Eric served as Vice President of Millionaire Magazine, in publication since 1967. Thereafter, Eric founded EJM Advisors where he helped public and private companies build brand recognition while maximizing online advertising revenue for some of the largest online streaming companies in America. Since 2011, Eric has served as Senior Representative of Institutional Sales for a large brokerage firm.

Debra Friednash, Secretary. Ms. Friednash has been a registered financial profession since 1983 specializing in fixed income trading, operations and equity markets. Her years of working directly with upper management of hedge funds and broker-dealers brings an exceptional organizational capacity to her role as secretary.

Jon McGee, Treasurer. Mr. McGee is a corporate attorney and certified public accountant with a wide range of business experience, including accounting, operations, corporate law, real estate and construction. Mr. McGee has acquired his diverse skill set through small to mid-size private businesses, a Fortune 500 company and in private practice. Mr. McGee is authorized to practice law in Arizona, California and Nevada.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVATION RESEARCH, INC.

Date: September 25th, 2014	By	/s/ Eric Miller
Eric Miller
President & Director